UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020 (August 27, 2020)

MARIZYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Chimney Corner Lane, Suite 2001, Jupiter Florida	33458
(Address of principal executive offices)	(Zip Code)

(732) 723-7395

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 [X]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 27, 2020, the board of directors of Marizyme, Inc. (“Marizyme” or, the “Company”) appointed Bruce Harmon as the Company’s chief financial officer, effective September 1, 2020. The Company expects that Mr. Harmon’s experience with publicly registered companies and life sciences will be an asset to Marizyme going forward.

Mr. Harmon has more than 40 years’ experience as a financial professional working with Fortune 500 companies to startups, both public and private, and including biotech and pharmaceutical companies. In his career, he has served as chief financial officer, chief executive officer, director, chairman and audit chairman of various public companies on the OTC and as corporate controller of a NASDAQ company in the 1990s. Mr. Harmon served as interim Chief Financial Officer for a pharmaceutical company from 2002 through 2003. Currently, Mr. Harmon owns a consulting firm, Lakeport Business Services, Inc., founded in 2009, which has provided CFO services to more than 100 companies. Through his firm, he currently serves as the Chief Financial Officer of Dale Biotech, LLC (since 2019), a biotech company, and Chief Financial Officer for A Legacy Genetics, Inc. (since 2020), a cattle company. In the past five years, Mr. Harmon has served as Chief Financial Officer of Rhamnolipid, Inc. (2010-2020), a biotech company. In 2005, at the invitation of the Environmental Programmé, Mr. Harmon and two others presented a sustainable green housing option to 84 delegates at the United Nations. Mr. Harmon has been the key financial person involved in 15 companies going public from an IPO (NASDAQ) to reverse mergers. Mr. Harmon holds a B.S. degree in Accounting from Missouri State University.

We have entered into a consulting agreement with Mr. Harmon pursuant to which he will serve as our CFO. We will pay Mr. Harmon a cash fee of $5,000 per month and we will issue to him 40,000 shares of our common stock vesting monthly over 12 months. We have hired Mr. Harmon for a period of one year, which term is renewable upon our mutual agreement.

Effective September 1, 2020, Nicholas DeVito, will no longer serve as Marizyme’s Interim Chief Financial Officer or Interim Chief Executive Officer, as the Company has determined that it needs to hire executive officers with life science experience to continue its growth. James Sapirstein, the Executive Chairman of Marizyme’s board of directors and a pharmaceutical industry professional, will be assuming the responsibilities of Marizyme’s Interim CEO until the Company hires a full time life sciences experienced CEO. Mr. DeVito will assist with the transition process and will remain available as an advisor to the Company as Marizyme’s needs dictate.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2020	MARIZYME, INC.

	By:	/s/ James Sapirstein
James Sapirstein
Interim Chief Executive Officer